Exhibit 99.1

Dana Reports Strong First-Quarter 2012 Results;

Affirms 2012 Earnings Outlook on Revised Sales Guidance

•	Sales of about $2 billion, a nearly 10-percent increase year over year

•	Net income of $70 million

•	Adjusted EBITDA of $212 million, up more than 17 percent year over year

•	Maintained strong balance sheet and liquidity of $1.3 billion

•	Initiated common stock dividend

MAUMEE, Ohio – April 25, 2012 – Dana Holding Corporation (NYSE: DAN) today announced strong results for the first quarter of 2012. Net income for the quarter was $70 million, compared to a net loss of $30 million for the same period in 2011. This is Dana’s fourth consecutive quarter of positive net income. The company’s diluted adjusted earnings per share (EPS) were $0.44, up nearly 30 percent compared to $0.34 in the first quarter of 2011. Sales increased nearly 10 percent year over year to about $2 billion.

The increase in first-quarter sales was driven primarily by higher vehicle production volumes, more than offsetting the effects of foreign currency, which reduced sales by nearly $40 million.

Dana reported strong adjusted EBITDA of $212 million in the quarter, a 17-percent increase over the prior-year period. Adjusted EBITDA as a percent of sales for the quarter was 10.7 percent, compared to 10.1 percent for the same period in 2011. Higher sales, material cost recovery, and cost reductions boosted first-quarter earnings, more than offsetting currency effects and material cost increases.

During the first quarter, Dana made an incremental, voluntary contribution to its U.S. pension plans of $150 million. Excluding this contribution, free cash flow for the quarter was a usage of $37 million, in line with same period last year. The company also initiated a common stock dividend of $0.05 per share in the first quarter. With net debt of about $100 million and $1.3 billion of liquidity at March 31, 2012, Dana continues to have a strong financial position.

“The Dana team is off to a solid start in 2012,” said company President and Chief Executive Officer Roger J. Wood. “Our earnings growth far outpaced our sales growth. The fundamentals, including a very strong balance sheet, position us to continue to leverage our core areas of expertise across our markets to attract new business and drive shareholder value.”

New Product Technologies

Dana focuses on technology solutions that target specific market-value drivers, such as fuel economy, emissions control, and cost of ownership. This past quarter, the company introduced a number of new products aimed at these value drivers, including:

•

Spicer® SelecTTrac™ housing, an option on Dana’s Pro-40™ tandem axle, which enables heavy truck customers to benefit from the weight and fuel savings of wide-based single tires (versus standard dual wheels). Dana’s award-winning Pro-40™ tandem axle already offers nearly 100 pounds in weight savings compared to competitive products;

•	Spicer TZL Series powershift transmissions for premium front-end loaders manufactured in China – produced at Dana’s plant in Wuxi, Jiangsu; and

•	Additional SVL™ aftermarket drivetrain components for both heavy- and light-duty axle applications; the SVL line offers quality replacement parts for older, post-warranty vehicles.

At the Mid-America Truck Show in March, Dana’s Commercial Vehicle team introduced a new value calculator that enables customers to quantify the measurable savings and benefits associated with specifying Dana products. For commercial vehicle customers, these measurable benefits include:

•	Reduced weight for increased freight-hauling capacity;

•	Greater fuel economy;

•	Serviceability improvements and reduced maintenance costs; and

•	Improved vehicle efficiency.

2012 Financial Guidance

Dana revised its sales growth forecast for the year to 3 percent or more over 2011 while affirming its full-year adjusted EBITDA, diluted adjusted EPS, capital spending, and free cash flow guidance. The reduced sales outlook largely reflects the effect of currency in the coming quarters. Other financial targets are unchanged, as follows:

•	Adjusted EBITDA is projected to be $845 million to $865 million; adjusted EBITDA as a percent of sales is forecast to be 10.5 percent to 11 percent;

•	Diluted adjusted EPS is expected to total $1.95 to $2.05 per share;

•	Capital spending is expected to total $225 million to $250 million; and

•	Free cash flow for the year is projected at more than $200 million, excluding the special one-time $150 million pension contribution.

Dana to Host Conference Call at 9:30 a.m. EDT Today

Dana will discuss its first-quarter results in a conference call at 9:30 a.m. EDT today. Participants may listen to the conference call via audio streaming online or telephone. Slide viewing is available via Dana’s investor website – www.dana.com/investors. United States and Canadian locations should dial 888-311-4590 and international locations should call 706-758-0054, and enter 69124789. Please ask for the “Dana Holding Corporate Financial Webcast and Conference Call.” Phone registration will be available starting at 9 a.m.

An audio recording of the webcast will be available after 5 p.m. today; dial 855-859-2056 (U.S. or Canada) or 404-537-3406 (international) and enter 69124789. A webcast replay will be available after 5 p.m. today, and may be accessed via Dana’s investor website.

2

Non-GAAP Financial Information

This release refers to adjusted EBITDA, which we have defined to be earnings before interest, taxes, depreciation, amortization, non-cash equity grant expense, restructuring expense and other nonrecurring items (gain/loss on debt extinguishment or divestitures, impairment, etc.). The most significant impact on Dana’s ongoing results of operations as a result of applying fresh start accounting following our emergence from bankruptcy was higher depreciation and amortization. By using adjusted EBITDA, a performance measure that excludes depreciation and amortization, the comparability of results is enhanced. Management also believes that adjusted EBITDA is an important measure since the financial covenants in our debt agreements are based, in part, on adjusted EBITDA. Adjusted EBITDA should not be considered a substitute for income (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure that we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding restructuring expense, amortization expense and nonrecurring items (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts, and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure that we have defined as cash provided by (used in) operating activities, excluding any bankruptcy claim-related payments, less purchases of property, plant, and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

Please reference the “Non-GAAP financial information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, where used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

3

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Holding Corporation

Dana is a world-leading supplier of driveline, sealing, and thermal technologies that improve the efficiency and performance of passenger, commercial, and off-highway vehicles with both conventional and alternative-energy powertrains. The company’s global network of engineering, manufacturing, and distribution facilities provides original-equipment and aftermarket customers with local product and service support. Based in Maumee, Ohio, Dana employs approximately 24,500 people in 26 countries and reported 2011 sales of $7.6 billion. For more information, please visit: www.dana.com.

Investor Contact	Media Contact
Craig Barber: 419.887.5166	Chuck Hartlage: 419.887.5123

4

DANA HOLDING CORPORATION

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended March 31, 2012 and 2011

	Three Months Ended
	March 31,
(In millions except per share amounts)	2012	2011
Net sales	$1,977	$1,800
Costs and expenses
Cost of sales	1,709	1,585
Selling, general and administrative expenses	113	99
Amortization of intangibles	19	17
Restructuring charges, net	6	30
Other expense, net	3	48

Income before interest expense and income taxes	127	21
Interest expense	21	19

Income before income taxes	106	2
Income tax expense	37	31
Equity in earnings of affiliates	4	4

Net income (loss)	73	(25)
Less: Noncontrolling interests net income	3	5

Net income (loss) attributable to the parent company	70	(30)
Preferred stock dividend requirements	8	8

Net income (loss) available to common stockholders	$62	$(38)

Net income (loss) per share available to parent company common stockholders:
Basic	$0.42	$(0.26)
Diluted	$0.33	$(0.26)
Weighted-average common shares outstanding
Basic	147.5	145.2
Diluted	214.7	145.2
Dividends declared per common share	$0.05	$—

DANA HOLDING CORPORATION

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended March 31, 2012 and 2011

	Three Months Ended
	March 31,
(In millions)	2012	2011
Net income (loss)	$73	$(25)
Less: Noncontrolling interests net income	3	5

Net income (loss) attributable to the parent company	70	(30)

Other comprehensive income, net of tax:
Currency translation adjustments	44	51
Unrealized hedging gains and losses:
Holding gains (net of $2 tax)	6
Reclassification to net income	2
Unrealized investment gains and other:
Holding gains	2
Defined benefit plans:
Net actuarial loss	(1)
Amortization of net actuarial losses included in net periodic benefit cost	3	5
Settlement loss		1

Other comprehensive income attributable to the parent company	56	57

Currency translation adjustments	1

Other comprehensive income attributable to noncontrolling interests	1	—

Total comprehensive income attributable to the parent company	126	27
Total comprehensive income attributable to noncontrolling interests	4	5

Total comprehensive income	$130	$32

DANA HOLDING CORPORATION

Consolidated Balance Sheet (Unaudited)

As of March 31, 2012 and December 31, 2011

	March 31,	December 31,
(In millions except share and per share amounts)	2012	2011
Assets
Current assets
Cash and cash equivalents	$773	$931
Marketable securities	58	56
Accounts receivable
Trade, less allowance for doubtful accounts of $8 in 2012 and 2011	1,155	979
Other	190	193
Inventories	855	784
Other current assets	139	106

Total current assets	3,170	3,049
Goodwill	103	100
Intangibles	385	400
Other noncurrent assets	264	273
Investments in affiliates	205	198
Property, plant and equipment, net	1,295	1,285

Total assets	$5,422	$5,305

Liabilities and equity
Current liabilities
Notes payable, including current portion of long-term debt	$88	$71
Accounts payable	1,071	942
Accrued payroll and employee benefits	145	150
Accrued restructuring costs	31	33
Taxes on income	70	46
Other accrued liabilities	214	251

Total current liabilities	1,619	1,493
Long-term debt	847	831
Pension and postretirement obligations	600	762
Other noncurrent liabilities	398	381

Total liabilities	3,464	3,467

Commitments and contingencies
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized
Series A, $0.01 par value, 2,500,000 shares outstanding	242	242
Series B, $0.01 par value, 5,221,199 shares outstanding	511	511
Common stock, $0.01 par value, 450,000,000 shares authorized, 147,654,491 and 147,319,438 outstanding	1	1
Additional paid-in capital	2,648	2,643
Accumulated deficit	(946)	(1,001)
Treasury stock, at cost (647,991 and 645,734 shares)	(9)	(9)
Accumulated other comprehensive loss	(594)	(650)

Total parent company stockholders’ equity	1,853	1,737
Noncontrolling equity	105	101

Total equity	1,958	1,838

Total liabilities and equity	$5,422	$5,305

DANA HOLDING CORPORATION

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended March 31, 2012 and 2011

	Three Months Ended
	March 31,
(In millions)	2012	2011
Cash flows – operating activities
Net income (loss)	$73	$(25)
Depreciation	49	55
Amortization of intangibles	22	21
Amortization of deferred financing charges and original issue discount	1	3
Loss on extinguishment of debt		53
Unremitted earnings of affiliates	(3)	(4)
Stock compensation expense	7	3
Deferred income taxes	2	5
Pension contributions (in excess of) less than expense	(165)	4
Change in working capital	(137)	(120)
Other, net	(2)	3

Net cash flows used in operating activities (1)	(153)	(2)

Cash flows – investing activities
Purchases of property, plant and equipment (1)	(34)	(33)
Acquisition of business		(150)
Proceeds from sale of business		15
Other	(2)	(12)

Net cash flows used in investing activities	(36)	(180)

Cash flows – financing activities
Net change in short-term debt	20	13
Proceeds from long-term debt	16	753
Repayment of long-term debt	(3)	(870)
Deferred financing payments		(25)
Dividends paid to preferred stockholders	(8)
Dividends paid to common stockholders	(7)
Dividends paid to noncontrolling interests		(2)
Other	1	5

Net cash flows provided by (used in) financing activities	19	(126)

Net decrease in cash and cash equivalents	(170)	(308)
Cash and cash equivalents – beginning of period	931	1,090
Effect of exchange rate changes on cash balances	12	8

Cash and cash equivalents – end of period	$773	$790

(1)	Free cash flow of $(187) in 2012 and $(35) in 2011 is the sum of net cash used in operating activities reduced by the purchases of property, plant and equipment.

DANA HOLDING CORPORATION

Segment Sales & Segment EBITDA (Unaudited)

For the Three Months Ended March 31, 2012 and 2011

	Three Months Ended
	March 31,
(In millions)	2012	2011
Sales
Light Vehicle Driveline	$727	$673
Power Technologies	268	267
Commercial Vehicle Driveline	551	475
Off-Highway Driveline	418	373
Structures	13	11
Other		1

Total Sales	$1,977	$1,800

Segment EBITDA
Light Vehicle Driveline	$63	$66
Power Technologies	40	40
Commercial Vehicle Driveline	61	43
Off-Highway Driveline	49	41
Structures	2

Total Segment EBITDA	215	190
Corporate expense and other items, net	(3)	(9)

Adjusted EBITDA	$212	$181

DANA HOLDING CORPORATION

Reconciliation of Segment and Adjusted EBITDA

to Net Income (Loss) (Unaudited)

For the Three Months Ended March 31, 2012 and 2011

	Three Months Ended
	March 31,
(In millions)	2012	2011
Segment EBITDA	$215	$190
Corporate expense and other items, net	(3)	(9)

Adjusted EBITDA	212	181
Depreciation	(49)	(55)
Amortization of intangibles	(22)	(21)
Restructuring	(6)	(30)
Loss on extinguishment of debt		(53)
Strategic transaction and other expenses	(5)	(4)
Loss on sale of assets	(3)	(1)
Stock compensation expense	(7)	(2)
Foreign exchange on intercompany loans and market value adjustments on forwards	1	(1)
Interest expense	(21)	(19)
Interest income	6	7

Income before income taxes	106	2
Income tax expense	37	31
Equity in earnings of affiliates	4	4

Net income (loss)	$73	$(25)

DANA HOLDING CORPORATION

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended March 31, 2012 and 2011

	Three Months Ended
	March 31,
(In millions except per share amounts)	2012	2011
Net income (loss) attributable to parent company	$70	$(30)
Restructuring charges (1)	5	29
Amortization of intangibles (1)	16	18
Non-recurring items (1)	3	56

Adjusted net income	$94	$73

Diluted shares—as reported	215	145
Potentially dilutive shares		4
Conversion of preferred stock		65

Adjusted diluted shares	215	214

Diluted adjusted EPS	$0.44	$0.34

(1)	Amounts are net of associated tax effect.